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         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of
March 3, 1999, by and between CALENERGY COMPANY, INC., a Delaware corporation ("CalEnergy"), and CE GENERATION, LLC, a Delaware limited liability company ("Owner").

                                    RECITALS
                                    --------

         A. Owner indirectly owns certain geothermal electric generating facilities located in the Salton Sea Known Geothermal Resource Area ("SSKGRA") in Imperial County, California, certain gas-fired electric generating facilities located in Yuma, Arizona, Big Spring, Texas, North East , Pennsylvania, and Plattsburg, New York, and certain related facilities (referred to collectively herein as the "Facilities") all through non-recourse project companies ("Project Companies") and three (3) holding companies (the "Holding Companies" and collectively with the Project Companies, the "Companies"), namely Magma Power Company, California Energy Development Corporation and Falcon Seaboard Resources, Inc.

         B. Owner desires to exploit CalEnergy's administrative and management resources, and to that end Owner desires to employ, hire or otherwise retain the administrative and management services of CalEnergy for purposes of administering the functions of its business, as more fully described herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Services. In consideration of the payment by Owner to CalEnergy as provided in Section 3 hereof, CalEnergy agrees to perform during the term of this Agreement those functions as approved in advance by the Board which are normally considered part of the day-to-day administrative and management activities for businesses similar to the businesses undertaken by the Companies (the "Services"). The Services to be provided hereunder may include, without limitation, (i) financial accounting, budgeting and tax services (ii) general legal and financial services, (iii) personnel administration and payroll services, (iv) cash management services, (v) energy marketing, energy production oversight and the determination of output levels; (vi) consulting services with respect to electrical energy production and (vii) assisting Owner in obtaining any franchises, permits, licenses, easements or rights-of-way necessary for continued operation of the Facilities.

         2. Subcontracting. Without limiting the obligations of CalEnergy to Owner hereunder, in connection with CalEnergy's providing of the Services contemplated by this Agreement, CalEnergy may subcontract with or otherwise retain the services of other Persons including, but not limited to, Affiliates of CalEnergy (but only at a rate equal to actual costs and expenses of such Affiliate), with the consent of Owner, which consent shall not be


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unreasonably withheld. For purposes of this Agreement, any Services performed by such Persons shall be deemed to have been performed by CalEnergy.

         3. Reimbursement for Services. The following shall be paid:

              3.1. In consideration of the provision by CalEnergy to Owner of the Services, within thirty (30) days after Owner has received an invoice from CalEnergy specifying the Services rendered to Owner by CalEnergy and the amount to be paid to CalEnergy for the actual costs and expenses incurred by CalEnergy in rendering the Services. As used in this Section 3.1, "actual costs and expenses incurred by CalEnergy" includes, without limitation, (a) the actual cost to CalEnergy of procuring goods and materials used by CalEnergy in rendering Services, (b) the fully burdened, pro rata cost to CalEnergy of personnel providing labor or services in the course of CalEnergy's provision of Services and (c) the actual cost to CalEnergy of retaining another Person, whether CalEnergy or another Affiliate of CalEnergy or otherwise, in connection with the provision of Services. In the event CalEnergy subcontracts with any Person, including, without limitation, an Affiliate as provided in Section 2 hereof, any payment to CalEnergy under this Section 3.1 on account of the Services so subcontracted shall be made to CalEnergy only to the extent of the amount charged CalEnergy by such Person and shall not include any amounts representing a mark-up by CalEnergy over the amount so charged.

              3.2. With respect to any calculation of actual costs and expenses or any allocation of costs contemplated by Section 3.1 hereof, Owner shall be bound by CalEnergy's determination thereof so long as such determination is reached in a manner consistent with GAAP and CalEnergy's existing practices with respect to the Facilities.

         4. Term and Termination.

              4.1. Unless terminated as provided in Sections 9, 11 or 13 hereof, or as hereinafter provided in this Section 4, this Agreement shall remain in effect until, and shall terminate on the date which is, one (1) year following the date first written above, and shall automatically renew from year to year unless one party hereto notifies the other of its intent to terminate at least 60 days prior to the end of the then expiring term.

              4.2. In the event of a material default by either party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and, if within thirty (30) days after such notice the defaulting party shall not have remedied or commenced diligently to remedy the default, the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement upon ten (10) days' written notice to the defaulting party.

              4.3. Notwithstanding any other provision of this Agreement, and in addition to any other right it may have, CalEnergy shall have the right to terminate this Agreement, (a) effective immediately, if, at any time, Owner is adjudged bankrupt or insolvent, or files a petition in bankruptcy or an answer admitting the material facts recited in such a petition filed by


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another, or is put or decides to go into dissolution or liquidation (other than in connection with a merger, consolidation or amalgamation), or otherwise discontinues business, makes an assignment for the benefit of its creditors or any other general arrangement with its creditors, becomes insolvent or unable to meet its current payments, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect and (b) upon ninety 90 days notice, within twelve (12) months of foreclosure of the Facilities by the Project Lender, and on each anniversary of such foreclosure.

              4.4. If this Agreement is terminated prior to the expiration of its terms as provided in Section 4.1 hereof, Owner shall pay CalEnergy all Administration Fees and other amounts due and payable to CalEnergy under Section 3 hereof as of the date the Agreement is effectively terminated.

         5. Standard of Care; Sole Remedy.

              5.1 CalEnergy agrees to perform the Services with a standard of care equal to that it exercises in the administration of its own separate business activities. CalEnergy does not warrant that the Services will be error free or accomplish a particular result.

              5.2 Except in the case of gross negligence or willful misconduct, the sole remedy for a breach of the foregoing standard of care shall be reperformance of the Services.

         6. Limitations on Liability.

              6.1 Owner agrees that notwithstanding any other provision in this Agreement to the contrary, neither CalEnergy nor its agents, contractors, vendors or their employees, shareholders, officers or directors, shall be liable to Owner for incidental, consequential, punitive or indirect loss or damage, including, but not limited to, cost of reperformance of services by third parties, damage to property or injury to person, loss of profit, loss of use, loss of revenue, loss of opportunity, increased costs, cost of capital, or loss of goodwill.

              6.2 Owner agrees that as between the parties in no event shall the liability of CalEnergy hereunder for any breach of this Agreement exceed the total amount payable to CalEnergy under Section 3 hereof for the calendar year prior to the claim giving rise to such liability, or, if the first calendar year has not yet been completed, the first 12 months from the effective date of this Agreement.

         7. Indemnification. Except to the extent that such liability, claim, damage, loss or expense is attributable to the gross negligence or willful misconduct of CalEnergy, to the maximum extent permitted by law, Owner (i) shall defend, indemnify and hold CalEnergy and its agents, contractors, vendors and their employees, shareholders, officers or directors

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harmless from and against any and all liabilities, claims, damages, losses and expenses, including attorneys' fees and costs and expenses of litigation or arbitration, of every kind and nature payable to third parties to the extent they arise out of the course of performance of this Agreement by CalEnergy or from the business of Owner and (ii) shall, upon request of CalEnergy or other indemnified party, defend all suits arising out of or resulting from the performance of this Agreement by CalEnergy or the business of Owner. Without limiting the generality of the foregoing, Owner shall indemnify and hold CalEnergy and its agents and employees harmless from and against any and all liabilities, fines and penalties arising under laws or regulations with regard to protection of the environment or environmental conditions.

         8. Survival of Terms. Owner agrees that the limitations on liability, waivers and disclaimers of liability, indemnities, releases from liability, sole remedy provisions and in this Agreement shall survive termination or expiration of this Agreement, and shall apply for the benefit of CalEnergy and its agents, contractors, vendors and their employees, shareholders, officers or directors, whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability, or breach of warranty.

         9. Non-Waiver of Breach. Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

         10. Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA then pertaining, unless the parties mutually agree otherwise. The party desiring such arbitration shall give written notice to that effect to the other party and in such notice shall appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, the other party shall, by written notice to the originating party, appoint a second person similarly qualified as the second arbitrator. The arbitrators thus appointed shall appoint a third person similarly qualified as the third arbitrator, and such three arbitrators shall as promptly as possible determine such matter with the parties, each being entitled to present evidence and argument to the arbitrators; provided, however, that:

           (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and

           (ii) if the two arbitrators appointed by the party shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days thereafter, then within ten (10) days thereafter, either of the parties upon written notice to


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    the other party may apply for such appointment to the Federal District Court or District Court in Omaha, Nebraska.

         The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement.

         The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive upon the parties. The arbitrator or arbitrators shall give written notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

         11. Attorney Fees. If either party hereto commences litigation or arbitration for the judicial or other interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in any such action, trial, arbitration or appeal thereon shall be entitled to its reasonable attorneys' fees and court, arbitration and other costs incurred, to be paid by the losing party as fixed by the court or arbitrator in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

         12. Force Majeure. .

              12.1. Neither Owner nor CalEnergy shall be liable in damages to the other for any act, omission or circumstance ("Event of Force Majeure") occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, civil disturbances, explosions, sabotage, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, Federal, State or local laws, or other event or circumstance not within the control of such party preventing such party from performing its obligations hereunder, whether caused or occasioned by, or happening on account of, the act or omission of one of the parties, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome.

              12.2. Such Events of Force Majeure shall not relieve Owner or CalEnergy of liability in the event of either party's concurring negligence or in the event of either party's failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such Events of Force Majeure relieve either party of liability unless such party shall give notice and full particulars of the same in writing to the other party within ten (10) days of the occurrence relied on. In no event, however, shall an Event of Force Majeure relieve Owner from the obligation of making payments due under this Agreement at the time of such occurrence. The parties agree that should any Event of Force Majeure remain in existence for a period of six (6) months, this Agreement may be terminated by the party not

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claiming suspension of the Agreement under such Event of Force Majeure upon the giving of written notice by such party to the other; provided, however, that such six (6) month period shall be extended for a reasonable time so long as throughout such six (6) month period the party claiming suspension of this Agreement under the Event of Force Majeure has diligently proceeded to terminate the Event of Force Majeure and continues to do so throughout such extension.

         13. Invalid Provision.

              13.1. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted; provided, however, that if any of the provisions of Section 1 hereof are held invalid or unenforceable by any court or other relevant authority, Owner and CalEnergy shall hold consultations over a period of ninety (90) days, commencing immediately, in an effort to work out satisfactory terms for continuation of this Agreement. If Owner and CalEnergy do not reach agreement within this period, CalEnergy shall have the right to terminate this Agreement, effective immediately.

              13.2. In the event that any provision, term, condition or object of this Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the government of the United States of America, and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict, exists, then either party may propose to the other appropriate modifications of this Agreement to avoid such conflict. In such case, if an agreement of modification is not reached within ninety (90) days from such proposal, the party making such proposal, after sixty (60) days' written notice to the other party, may terminate the agreement in its entirety as of a date subsequent to such sixty (60) days, and which shall be specified in such notice.

         14. Assignment. Subject to Section 2, neither Owner nor CalEnergy shall grant, assign or otherwise convey any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

         15. Governing Law. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and governed by the laws of the State of New York. This Agreement shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting.

         16. Entire Agreement - Amendments. This Agreement constitutes the entire agreement of the parties and the provisions hereof shall supersede any and all prior agreements or understandings relating to the same subject matter. This Agreement may be amended only by a writing signed by a duly authorized representative of both parties.

         17. Communications. All notices, requests, offers and other communications required or permitted to be made under this Agreement shall be in writing and


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shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of delivery, if delivered

        To CalEnergy Company, Inc. at:

               CalEnergy Company, Inc.
               302 South 36th Street, Suite 400
               Omaha, Nebraska 68131
               Attention: General Counsel
               Telephone: (402) 341-4500
               Facsimile: (402) 345-9318

        To Owner at:

               CE Generation, LLC
               302 South 36th Street, Suite 400-K
               Omaha, Nebraska 68131
               Attention: General Counsel
               Telephone: (402) 231-1641
               Facsimile: (402) 231-1658

or at such other address as either party most recently may have designated in writing to the other party for such purpose; or (b) on the day sent, when sent by prepaid telex, telegram, cable or radiogram, and confirmed the same day by prepaid first-class registered airmail, or when sent by facsimile transmission with telephone confirmation of receipt, addressed to CalEnergy or Owner, as the case may be, at their respective addresses aforesaid.

         18. Counterparts. This Agreement may be executed in counterparts and any number of counterparts signed in the aggregate by the parties hereto shall constitute a single original instrument.

         19. Exhibits. All exhibits and schedules attached hereto are hereby incorporated herein by this reference.

         20. Third Party Beneficiaries. The covenants contained herein are made solely for the benefit of the properties, parties and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third party not a party to this Agreement.

         21. Headings. The headings herein are for reference only and shall not affect the construction of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                          CALENERGY COMPANY, INC.
                                          a Delaware corporation


                                          By: /s/ Steven A. McArthur
                                             ----------------------------------
                                          Name:   Steven A. McArthur
                                          Title:  Executive Vice President


                                          CE GENERATION, LLC,
                                          a Delaware limited liability company


                                          By: /s/ Steven A. McArthur
                                             ----------------------------------
                                          Name:   Steven A. McArthur
                                          Title:  Executive Vice President



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